Exhibit 31.2

RULE 13a-14(a)/15d-14(a) CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Jonathan R. Hermes, certify that:

1.	I have reviewed Amendment No. 1 to the Annual Report on Form 10-K of Broadmark Realty Capital Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 21, 2023

/s/ Jonathan R. Hermes
Jonathan R. Hermes
Chief Financial Officer
(Principal Financial Officer)